Exhibit 99.1

FOR IMMEDIATE RELEASE
February 8, 2013

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
REPORTS $1.40 NET INCOME PER SHARE AND
$25.74 NET BOOK VALUE PER SHARE

Bethesda, MD - February 8, 2013 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the quarter ended December 31, 2012 of $50.4 million, or $1.40 per share, and net book value of $25.74 per share. For the full year, the Company reported a 41% economic return, comprised of $3.60 per share in dividends and a $4.87 per share increase in net book value.

FOURTH QUARTER 2012 FINANCIAL HIGHLIGHTS

•	23% annualized economic return

◦	Comprised of $0.90 per share dividend and $0.53 per share increase in net book value

•	$1.40 per share of net income

•	$0.84 per share of net spread income
◦Excludes $0.56 per share of other investment related net gains, net of tax

◦	$0.78 per share, excluding approximately $0.06 per share of "catch-up" premium amortization benefit due to a change in constant prepayment rate ("CPR") projections

•	$1.53 per share of estimated taxable income

•	$0.90 per share dividend declared on December 14, 2012

•	$1.17 per share of undistributed estimated taxable income as of December 31, 2012

◦	Increased $0.63 per share from $0.54 per share as of September 30, 2012

•	$25.74 per share net book value as of December 31, 2012

◦	Increased $0.53 per share from $25.21 per share as of September 30, 2012

◦	Includes $0.02 per share increase related to share repurchases

ADDITIONAL FOURTH QUARTER 2012 HIGHLIGHTS

•	$7.0 billion investment portfolio fair value as of December 31, 2012

◦	$6,367 million agency investments

◦	$681 million non-agency investments

•	6.7x leverage as of December 31, 2012

◦	6.4x average leverage for the quarter

•	6.5% agency portfolio actual CPR for the quarter

American Capital Mortgage Investment Corp.
February 8, 2013

◦	6.3% agency portfolio actual CPR for the month of December 2012

◦	9.3% average projected life CPR for agency securities as of December 31, 2012

•	2.07% annualized quarterly net interest rate spread

◦	1.88% net interest rate spread as of December 31, 2012

•	0.3 million shares of common stock repurchased during the quarter

◦	$22.76 per share average net repurchase price

2012 FULL YEAR FINANCIAL HIGHLIGHTS

•	41% annual economic return

◦	Comprised of $3.60 per share in dividends and a $4.87 per share increase in net book value

•	$8.90 per share of net income

•	$3.24 per share of net spread income
◦Excludes $5.66 per share of other investment related net gains, net of tax

•	$5.21 per share of estimated taxable income

◦	Undistributed estimated taxable income of $1.17 as of December 31, 2012, up $0.93 per share from $0.24 per share as of December 31, 2011

•	$3.60 per share dividends declared

•	$25.74 per share net book value as of December 31, 2012

◦	Increased $4.87 per share from $20.87 per share as of December 31, 2011

“Having completed our first full year as a public company, we are pleased to have delivered a 41% Economic Return to our shareholders,” commented Malon Wilkus, Chairman and Chief Executive Officer, American Capital Mortgage. “We prepared for the possibility of QE3 and positioned the portfolio appropriately, allocating more capital to assets less affected by QE3, with more upside to a potential housing recovery.”

"We feel good about American Capital Mortgage's 2012 results as we were able to generate $8.47 per share of value for our shareholders through the combination of both dividends and book value growth,” said Gary Kain, President and Chief Investment Officer. “As importantly, we accomplished this while maintaining a conservative approach to asset selection, hedging, and use of leverage on the non-agency side of the portfolio. During the fourth quarter of 2012, we produced $1.43 per share of economic return despite the weakness in agency MBS during the quarter, and we grew our estimated undistributed taxable income to $1.17 per share, or $41.9 million at year end. Additionally, our balanced portfolio should allow us to continue to generate attractive returns across a range of different market conditions and also take advantage of favorable financing opportunities on the agency side of the business.”

INVESTMENT PORTFOLIO

As of December 31, 2012, the Company's investment portfolio totaled $7.0 billion of agency and non-agency securities, at fair value, comprised of $6.4 billion of fixed-rate agency securities and $681.4 million of non-agency securities. As of December 31, 2012, the Company's investment portfolio was comprised of 31% 15-year fixed-rate agency securities, 2% 20-year fixed-rate agency securities, 57% 30-year fixed-rate agency securities and 10% non-agency securities.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the fourth quarter of 2012 was 6.5%, compared to 6.7% during the third quarter of 2012. The CPR published in January 2013 for the Company's agency

American Capital Mortgage Investment Corp.
February 8, 2013

portfolio held as of December 31, 2012 was 6.3%, and the weighted average projected CPR for the remaining life of the Company's agency investments held as of December 31, 2012 was 9.3%.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $9.1 million, or $0.25 per share. The weighted average cost basis of the agency portfolio was 105.5% and the unamortized agency net premium was $325.1 million as of December 31, 2012. As such, before considering any impact of hedging, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the non-agency portfolio was 59% of par as of both December 31, 2012 and September 30, 2012. Discount accretion was $5.8 million and $4.1 million for the three months ended December 31, 2012 and September 30, 2012, respectively. The total net discount remaining was $429.2 million and $361.1 million as of December 31, 2012 and September 30, 2012, respectively, with $300.4 million and $256.1 million designated as credit reserves as of December 31, 2012 and September 30, 2012.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

As of December 31, 2012, the Company's weighted average net interest rate spread was 1.88%, which was down 2 bps from 1.90% as of September 30, 2012. As of December 31, 2012, the weighted average yield on the Company's interest earning assets was 2.91%, up 11 bps from 2.80% as of September 30, 2012, while weighted average cost of funds was 1.03%, up 13 bps from 0.90% as of September 30, 2012.

During the quarter ended December 31, 2012, the annualized weighted average yield on the Company's investments was 3.08% and its annualized weighted average cost of funds was 1.01%, resulting in a weighted average net interest rate spread of 2.07%. This fourth quarter weighted average net interest spread increased 27 bps from the 1.80% average net interest spread during the third quarter, as a 32 bps increase in average assets yields was partially offset by a 5 bps increase in average cost of funds.

LEVERAGE AND HEDGING ACTIVITIES

As of December 31, 2012, the Company had repurchase agreements outstanding of $6.2 billion, resulting in a leverage ratio of 6.7x. Average leverage during the quarter of 6.4x is calculated as the daily weighted average repurchase agreement balance outstanding divided by the average month-ended shareholders' equity for the period.

The $6.2 billion borrowed under repurchase agreements as of December 31, 2012 had original maturities consisting of:

•	$0.2 billion of one month or less;

•	$1.4 billion between one and two months;

•	$1.7 billion between two and three months;

•	$2.3 billion between three and six months; and

•	$0.6 billion greater than six months.

American Capital Mortgage Investment Corp.
February 8, 2013

The Company decreased the weighted average original maturity of its repurchase agreements to 87 days as of December 31, 2012, from 101 days as of September 30, 2012. As of December 31, 2012, the Company's repurchase agreements had a weighted average remaining days to maturity of 50 days, a decrease from 60 days as of September 30, 2012.

As of December 31, 2012, the Company had repurchase agreements with 29 financial institutions and less than 8% of the Company's equity at risk was with any one counterparty, with the top five counterparties representing less than 26% of the Company's equity at risk.

The Company's interest rate swap positions as of December 31, 2012 totaled $2.9 billion in notional amount (including $50 million of forward starting swaps commencing April 2013) at a weighted average fixed pay rate of 1.33%, a weighted average receive rate of 0.32% and a weighted average maturity of 5.5 years. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company also utilizes interest rate swaptions to mitigate the Company's exposure to changes in interest rates. As of December 31, 2012, the Company held payer swaption contracts with a total notional amount of $1.2 billion and a weighted average expiration of 2.4 years. These swaptions have an underlying weighted average interest rate swap term of 7.9 years, with a weighted average pay rate of 3.12%.
In addition to interest rate swaps and swaptions, the Company held net short positions in U.S. Treasury securities with a face amount of $0.4 billion and a net short position in “to-be-announced” mortgage securities (“TBA's”) with a face amount of $0.5 billion as of December 31, 2012.
As of December 31, 2012, 80% of the Company's repurchase agreement balance was hedged through interest rate swaps, interest rate swaptions, and net short positions in U.S. Treasury securities and TBA's.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the fourth quarter, the Company recorded $14.2 million in other gains, net, or $0.39 per share. Other gains, net, for the quarter are comprised of:

•	$27.0 million of net realized gain on agency securities;

•	$0.8 million of net realized gain on non-agency securities;

•	$(41.5) million of net unrealized loss on agency securities;

•	$29.8 million of net unrealized gain on non-agency securities;

•	$(6.7) million in realized loss on periodic settlements of interest rate swaps;

•	$(0.8) million of net realized loss on other derivatives and securities; and

•	$5.6 million of net unrealized gain on other derivatives and securities.

Realized and unrealized gains and losses on other derivatives and securities include the Company's interest rate swaps and swaptions and short or long positions in TBA's and treasury securities, which the Company uses to help manage its risk position.

American Capital Mortgage Investment Corp.
February 8, 2013

ESTIMATED TAXABLE INCOME

Taxable income for the quarter is estimated at $1.53 per share. The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with investment and derivative portfolios marked-to-market in current income for GAAP purposes but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments and (iii) timing differences in the recognition of certain realized gains and losses.

NET BOOK VALUE

As of December 31, 2012, the Company's net book value per share was $25.74, or $0.53 per share higher than the net book value per share of $25.21 as of September 30, 2012. During November 2012, the Company repurchased 0.3 million shares of common stock at an average net repurchase price of $22.76 per share. These share repurchases at prices below net book value resulted in a $0.02 per share accretion in net book value.

FOURTH QUARTER 2012 DIVIDEND DECLARATION
On December 14, 2012, the Board of Directors of the Company declared a fourth quarter dividend of $0.90 per share paid on January 28, 2013, to common stockholders of record as of December 27, 2012. Since the August 2011 initial public offering, the Company has declared and paid a total of $116.7 million in dividends, or $4.60 per share.

After adjusting for the accrued dividend, the Company had approximately $41.9 million, or $1.17 per share, of undistributed estimated taxable income as of December 31, 2012.

The Company also announced the tax characteristics of its 2012 dividends. The Company's 2012 common stock dividend of $3.60 per share consisted of 100% ordinary income for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.MTGE.com.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
February 8, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Assets:
Agency securities, at fair value (including pledged securities of $6,276,993, $6,183,812, $5,121,987, $3,652,873 and $1,535,388 respectively)	$6,367,042	$6,337,238	$5,778,210	$3,844,747	$1,740,091
Non-agency securities, at fair value (including pledged securities of $545,665, $352,840, $250,936, $79,202 and $8,626 respectively)	681,403	552,787	337,645	128,941	25,561
Linked transactions, at fair value	—	—	—	16,241	13,671
Cash and cash equivalents	157,314	156,269	153,969	79,161	57,428
Restricted cash	28,493	15,756	20,437	21,187	3,159
Interest receivable	18,265	17,792	16,635	11,103	5,566
Derivative assets, at fair value	23,043	15,030	4,848	6,178	1,845
Receivable for securities sold	—	106,606	434,824	73,251	271,849
Receivable under reverse repurchase agreements	418,888	344,075	281,475	122,994	50,563
Other assets	1,692	746	557	486	589
Total assets	$7,696,140	$7,546,299	$7,028,600	$4,304,289	$2,170,322
Liabilities:
Repurchase agreements	$6,245,791	$6,117,783	$5,399,160	$3,567,398	$1,706,281
Payable for securities purchased	—	50,663	446,975	111,404	189,042
Derivative liabilities, at fair value	63,726	76,437	64,655	12,266	5,669
Dividend payable	32,368	32,636	32,636	9,011	8,005
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	421,077	347,367	280,956	121,889	50,154
Accounts payable and other accrued liabilities	7,616	7,073	3,394	2,874	2,370
Total liabilities	6,770,578	6,631,959	6,227,776	3,824,842	1,961,521
Stockholders' equity:
Preferred stock, $0.01 par value; 50,000 shares authorized, 0 shares issued and outstanding, respectively	—	—	—	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 35,964, 36,262, 36,262 22,012 and 10,006 issued and outstanding, respectively	360	363	363	220	100
Additional paid-in capital	772,008	778,804	778,896	457,255	199,038
Retained earnings	153,194	135,173	21,565	21,972	9,663
Total stockholders' equity	925,562	914,340	800,824	479,447	208,801
Total liabilities and stockholders' equity	$7,696,140	$7,546,299	$7,028,600	$4,304,289	$2,170,322

Net book value per common share	$25.74	$25.21	$22.08	$21.78	$20.87

American Capital Mortgage Investment Corp.
February 8, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31, 2012	For the Period from August 9, 2011 (date operations commenced) through December 31, 2011
	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest income:
Agency securities	$39,144	$11,793	$122,082	$15,832
Non-agency securities	10,511	468	23,029	533
Other	113	25	309	49
Interest expense	(8,288)	(1,354)	(22,067)	(1,737)
Net interest income	41,480	10,932	123,353	14,677

Other gains (losses), net:
Realized gain on agency securities, net	26,977	1,045	73,610	3,437
Realized gain on non-agency securities, net	828	—	1,780	—
Realized loss on periodic settlements of interest rate swaps, net	(6,747)	(1,166)	(18,458)	(1,743)
Realized loss on other derivatives and securities, net	(791)	(514)	(46,748)	(3,856)
Unrealized gain (loss) on agency securities, net	(41,538)	11,847	123,456	13,817
Unrealized gain (loss) on non-agency securities, net	29,804	232	64,310	(433)
Unrealized gain (loss) and net interest income on linked transactions, net	—	(155)	3,384	(1,050)
Unrealized gain (loss) on other derivatives and securities, net	5,631	(3,224)	(58,669)	(2,405)
Total other gains, net	14,164	8,065	142,665	7,767

Expenses:
Management fees	3,005	757	9,638	1,188
General and administrative expenses	1,509	1,005	5,018	1,555
Total expenses	4,514	1,762	14,656	2,743

Income before excise tax	51,130	17,235	251,362	19,701
Excise tax	741	32	1,182	32
Net income	$50,389	$17,203	$250,180	$19,669

Net income per common share - basic and diluted	$1.40	$1.72	$8.90	$1.97

Weighted average number of common shares outstanding - basic and diluted	36,105	10,006	28,100	10,006

Dividends declared per common share	$0.90	$0.80	$3.60	$1.00

American Capital Mortgage Investment Corp.
February 8, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended				For the Year Ended December 31, 2012
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Interest income:
Agency securities	$39,144	$37,311	$30,321	$15,306	$122,082
Non-agency securities and other	10,624	7,044	4,374	1,296	23,338
Interest expense	(8,288)	(7,329)	(4,786)	(1,664)	(22,067)
Net interest income	41,480	37,026	29,909	14,938	123,353
Net interest income on non-agency securities underlying Linked Transactions	—	—	—	708	708
Realized loss on periodic settlements of interest rate swaps, net	(6,747)	(6,855)	(3,815)	(1,041)	(18,458)
Adjusted net interest income	34,733	30,171	26,094	14,605	105,603
Operating expenses	(4,514)	(4,360)	(3,665)	(2,117)	(14,656)
Net spread income	$30,219	$25,811	$22,429	$12,488	$90,947

Weighted average number of common shares outstanding - basic and diluted	36,105	36,262	28,129	11,724	28,100

Net spread income per common share – basic and diluted	$0.84	$0.71	$0.80	$1.07	$3.24

American Capital Mortgage Investment Corp.
February 8, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended				For the Year Ended December 31, 2012
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Net income	$50,389	$146,242	$32,229	$21,320	$250,180
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	41,538	(95,477)	(65,511)	(4,006)	(123,456)
Non-agency securities	(29,804)	(33,118)	1,023	(2,411)	(64,310)
Non-agency securities underlying Linked Transactions	—	—	—	(2,676)	(2,676)
Derivatives and other securities	(5,631)	3,118	54,397	6,785	58,669
Premium amortization, net	297	4,104	3,206	(265)	7,342
Realized (gains) losses	(2,404)	22,846	(441)	(486)	19,515
Excise tax and other	750	373	19	24	1,166
Total book to tax difference	4,746	(98,154)	(7,307)	(3,035)	(103,750)
Estimated taxable income	$55,135	$48,088	$24,922	$18,285	$146,430

Weighted average number of common shares outstanding - basic and diluted	36,105	36,262	28,129	11,724	28,100

Net estimated taxable income per common share – basic and diluted	$1.53	$1.33	$0.89	$1.56	$5.21

American Capital Mortgage Investment Corp.
February 8, 2013

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS*
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Ending agency securities, at fair value	$6,367,042	$6,337,238	$5,778,210	$3,844,747
Ending agency securities, at cost	$6,229,770	$6,158,427	$5,694,876	$3,826,924
Ending agency securities, at par	$5,904,666	$5,856,319	$5,435,087	$3,674,668
Average agency securities, at cost	$5,841,326	$6,011,801	$4,475,694	$1,967,996
Average agency securities, at par	$5,542,727	$5,726,255	$4,286,028	$1,872,616

Ending non-agency securities, at fair value (1)	$681,403	$552,787	$337,645	$180,786
Ending non-agency securities, at cost (1)	$616,707	$517,896	$335,872	$177,992
Ending non-agency securities, at par (1)	$1,045,891	$879,042	$559,468	$286,229
Average non-agency securities, at cost (1)	$605,956	$399,704	$235,875	$107,491
Average non-agency securities, at par (1)	$1,026,030	$664,628	$386,021	$182,900

Average total assets, at fair value	$7,334,654	$7,527,346	$5,196,997	$2,269,192
Average repurchase agreements (1)	$5,894,642	$5,834,747	$4,211,603	$1,894,945
Average stockholders' equity	$915,085	$851,093	$652,091	$279,490

Average coupon (2)	3.23%	3.32%	3.42%	3.64%
Average asset yield (2)	3.08%	2.76%	2.94%	3.36%
Average cost of funds (3)	1.01%	0.96%	0.82%	0.61%
Average net interest rate spread	2.07%	1.80%	2.12%	2.75%
Average actual CPR for agency securities held during the period	6.5%	6.7%	4.7%	5.7%
Average projected life CPR for agency securities as of period end	9.3%	12.7%	9.5%	7.3%
Leverage (average during the period) (4)	6.4x	6.9x	6.5x	6.8x
Leverage (as of period end) (5)	6.7x	6.6x	6.8x	7.6x
Expenses % of average total assets	0.2%	0.2%	0.3%	0.4%
Expenses % of average stockholders' equity	2.0%	2.0%	2.3%	3.0%
Net book value per common share as of period end	$25.74	$25.21	$22.08	$21.78
Dividends declared per common share	$0.90	$0.90	$0.90	$0.90
Net return on average stockholders' equity	21.8%	68.2%	19.8%	30.6%
————————

*	Average numbers for the each period are weighted based on days on the Company's books and records. All percentages are annualized.

(1)
If the Company purchases investment securities and finances the purchase with a repurchase agreement with the same counterparty that is entered into simultaneously or in contemplation of the purchase, the purchase commitment and repurchase agreement are recorded net for GAAP purposes on the financial statements as a derivative (“Linked Transaction”). As of December 31, 2012, September 30, 2012 and June 30, 2012, the Company had no Linked Transactions. Fair value of non-agency securities includes $52 million of non-agency securities and $36 million of repurchase agreement financing recorded as Linked Transactions as of March 31, 2012.

(2)	Weighted average coupon and asset yields include securities classified as Linked Transactions on the consolidated balance sheet.

(3)	Weighted average cost of funds includes interest expense on repurchase agreements underlying Linked Transactions and periodic settlements of interest rate swaps.

(4)
Leverage during the period was calculated by dividing the Company's daily weighted average repurchase agreements (including those related to Linked Transactions), for the period by the Company's average month-ended stockholders' equity for the period.

American Capital Mortgage Investment Corp.
February 8, 2013

(5)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's repurchase agreements, the amount outstanding under repurchase agreements recorded as Linked Transactions and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on February 11, 2013 at 8:30 am ET. The call can be accessed through a live webcast, free of charge, at www.MTGE.com or by dialing (888) 317-6016 (U.S. domestic) or (412) 317-6016 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q4 2012 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on February 11, 2013.  In addition, there will be a phone recording available from 12:00 pm ET February 11, 2013 until 9:00 am ET February 25, 2013. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10024361.

For further information or questions, please contact our Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust ("REIT") that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $18.6 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $118 billion of total assets under management (including levered assets).  Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC) with approximately $10 billion market capitalization and American Capital Mortgage Investment Corp. (NASDAQ: MTGE) with approximately $850 million market capitalization.  From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

American Capital Mortgage Investment Corp.
February 8, 2013

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including net spread income, estimated taxable income and certain financial metrics derived from non-GAAP information, such as estimated undistributed taxable income, which the Company's management uses in its internal analysis of results, and believes may be informative to investors.

GAAP interest income does not include interest earned on non-agency securities underlying our Linked Transactions, and GAAP interest expense does not include either interest related to repurchase agreements underlying our Linked Transactions, or periodic settlements associated with undesignated interest rate swaps. Interest income and expense related to Linked Transactions is reported within unrealized loss and net interest income on linked transactions, net and periodic interest settlements associated with undesignated interest rate swaps are reported in realized gain (loss) on periodic settlements of interest rate swaps on our consolidated statement of operations. As we believe that these items are beneficial to the understanding of our investment performance, we provide a non-GAAP measure called adjusted net interest income, which is comprised of net interest income plus the net interest income related to Linked Transactions, less net periodic settlements of interest rates swaps. Additionally, we present net spread income as a measure of our operating performance. Net spread income is comprised of adjusted net interest income, less total operating expenses. Net spread income excludes all unrealized gains or losses due to changes in fair value, realized gains or losses on sales of securities, realized losses associated with derivative instruments and income taxes.

Estimated taxable income is pre-tax income calculated in accordance with the requirements of the Internal Revenue Code rather than GAAP. Estimated taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. Examples include (i) temporary differences for unrealized gains and losses on derivative instruments and investment securities recognized in current income for GAAP but excluded from estimated taxable income until realized or settled, (ii) temporary differences related to the amortization of premiums and discounts paid on investments, and (iii) timing differences in the recognition of certain realized gains and losses. Furthermore, taxable income can include certain estimated information and is subject to potential adjustments up to the time of filing of the appropriate tax returns, which occurs after the end of the calendar year of the Company.

The Company believes that these non-GAAP financial measures provide information useful to investors because net spread income is a financial metric used by management and investors and estimated taxable

American Capital Mortgage Investment Corp.
February 8, 2013

income is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status.

The Company also believes that providing investors with our net spread income, estimated taxable income and certain financial metrics derived from such non-GAAP financial information, in addition to the related GAAP measures, gives investors greater transparency to the information used by management in its financial and operational decision-making. However, because net spread income and estimated taxable income are incomplete measures of the Company's financial performance and involve differences from net income computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, the Company's net income computed in accordance with GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, our presentation of net spread income and estimated taxable income may not be comparable to other similarly-titled measures of other companies.